Exhibit 99.2 3Q20 Quarterly Supplement October 14, 2020 © 2020 Wells Fargo Bank, N.A. All rights reserved.

Table of contents 3Q20 Results Appendix 3Q20 Earnings Pages 2 Real estate 1-4 family mortgage portfolio 23 Strong capital and liquidity positions 3 Consumer credit card portfolio 24 Loans 4 Auto portfolios 25 Commercial loan trends 5 Student lending portfolio 26 Consumer loan trends 6 Trading-related revenue 27 Deposits 7 Wholesale Banking adjusted efficiency ratio for income tax credits 28 Net interest income 8 Common Equity Tier 1 (Standardized Approach) 29 Noninterest income 9 Common Equity Tier 1 (Advanced Approach) 30 Noninterest expense and efficiency ratio 10 Building a stronger Wells Fargo 11 Forward-looking statements 31 Community Banking 12 Community Banking metrics 13 Wholesale Banking 14 Wealth and Investment Management 15 Credit quality of the loan portfolio 16 Commercial & Industrial loans and lease financing by industry 17 Commercial real estate loans by property type 18 Consumer loan deferrals due to COVID-19 19 Allowance for credit losses for loans 20 Capital 21 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 3Q20 Supplement 1

3Q20 Earnings . 3Q20 net income of $2.0 billion, up $4.4 billion ($ in millions, except EPS) 3Q20 2Q20 3Q19 linked quarter (LQ) on lower provision expense and Net interest income $ 9,368 9,880 11,625 higher noninterest income on broad-based growth Noninterest income 9,494 7,956 10,385 including higher mortgage banking income, Total revenue 18,862 17,836 22,010 partially offset by lower net interest income and Provision expense 769 9,534 695 higher noninterest expense, which included Noninterest expense 15,229 14,551 15,199 restructuring charges Income tax expense (benefit) 645 (3,917) 1,304 Wells Fargo net income (loss) $ 2,035 (2,379) 4,610 . Pre-tax results were impacted by the following: – $718 million of restructuring charges, predominantly Diluted earnings (loss) per severance expense associated with expense reduction common share (EPS) $ 0.42 (0.66) 0.92 initiatives – $1.2 billion of operating losses, including $961 million of customer remediation accruals for a variety of matters reflecting expansion of populations, time periods, and/or amount of reimbursement – $452 million of noninterest income related to a change in the accounting measurement model for certain nonmarketable equity securities from our venture capital partnerships (recognized in net gains from equity securities and other income) Wells Fargo 3Q20 Supplement 2

Strong capital and liquidity positions

3Q20 Common Equity Tier 1 (CET 1) Ratio (1)



9%
10%
11.0%
11.4%
2.4%, or $28.3 billion, above the regulatory minimum
Regulatory Minimum
Current Internal Target
2Q20 Actual
3Q20 Estimate

3Q20 Liquidity Coverage Ratio (LCR) (2)



100%
129%
134%
34% above the regulatory minimum
Regulatory Minimum
2Q20 Actual
3Q20 Estimate

- At September 30, 2020, the Company's primary unencumbered sources of liquidity totaled ~$494 billion (3)

(1) 3Q20 capital ratio calculated under the Standardized Approach and is a preliminary estimate. See page 29 for additional information regarding the Common Equity Tier 1 capital ratio.
(2) 3Q20 liquidity coverage ratio (LCR) is a preliminary estimate. LCR is calculated as high-quality liquid assets divided by projected net cash outflows, as each is defined under the LCR rule.
(3) Includes cash, cash equivalents, and unencumbered high-quality liquid debt securities. Primary sources of liquidity is a preliminary estimate.

Wells Fargo 3Q20 Supplement
3

Loans



Average Loans Outstanding
($ in billions)
949.8
956.5
965.0
971.3
931.7
4.61%
4.37%
4.20%
3.50%
3.41%
3Q19
4Q19
1Q20
2Q20
3Q20
Total average loan yield



Period-end Loans Outstanding
($ in billions)
954.9
962.3
1,009.8
935.2
920.1
3Q19
4Q19
1Q20
2Q20
3Q20
Commercial
Consumer

- Total average loans of $931.7 billion, down $18.1 billion year-over-year (YoY) and $39.6 billion linked quarter (LQ) driven by lower commercial and industrial loans
- Total average loan yield of 3.41%, down 9 bps LQ and 120 bps YoY reflecting the repricing impacts of lower interest rates, as well as continued loan mix changes

- Total period-end loans of $920.1 billion, down $34.8 billion, or 4%, YoY driven by lower commercial loans
- Total period-end loans down $15.1 billion, or 2%, LQ as declines in commercial loans reflecting lower loan demand and continued paydowns as a result of market liquidity were partially offset by growth in consumer real estate loans
  - Wholesale Banking revolving loan utilization of 36.3% in September [1] down 280 bps LQ and 490 bps YoY
  - Consumer real estate loan growth included:
    - $21.9 billion of consumer real estate first mortgage loans repurchased from Ginnie Mae (GNMA) loan securitization pools (early pool buyout loans (EPBO))
      - Insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veteran Affairs (VA)
    - $9.0 billion of loans reclassified from held for sale (HFS) to held for investment (HFI)
  - Please see pages 5 and 6 for additional information

(1) Preliminary estimate.

Wells Fargo 3Q20 Supplement
4

Commercial loan trends Commercial loans down $30.0 billion YoY and down $30.9 billion LQ reflecting lower loan demand, as well as loan paydowns on continued liquidity and strength in the capital markets ($ in billions, Period-end balances) B= billion, MM = million 370 Commercial and Industrial Commercial and industrial (C&I) loans down $29.2B LQ on broad-based declines driven by paydowns of loans and lower loan demand and included 350 declines of: . $14.8B in Corporate & Investment Banking driven by declines in Corporate 330 Transactional Banking across all industry verticals, lower Asset Backed Finance 310 loans, and declines in Commercial Real Estate credit facilities to REITs and other non-depository financial institutions 290 . $6.3B in Commercial Capital driven by lower asset-based lending, Commercial Distribution Finance and Equipment Finance 270 . $7.6B in Middle Market Banking 250 3Q19 2Q20 3Q20 Commercial Real Estate 150 145 Commercial real estate (CRE) loans down $1.2B LQ 140 . CRE Mortgage down $2.1B LQ on continued credit discipline as borrowers had access 135 to multiple sources of funding 130 . CRE Construction up $825MM primarily driven by construction fundings for industrial 125 facilities including data centers and multi-family 120 115 Lease financing down $463MM LQ driven by a decline in Equipment Finance 110 105 100 3Q19 2Q20 3Q20 Wells Fargo 3Q20 Supplement 5

Consumer loan trends

Consumer loans down $4.8 billion YoY; up $15.8 billion LQ driven by increases in consumer real estate loans due to the purchase of $21.9 billion of EPBOs and the reclassification of $9.0 billion of first mortgage loans from HFS to HFI

($ in billions, Period-end balances)
B= billion, MM = million



Consumer Real Estate 1-4 Family First & Junior Lien Mortgage
300
250
200
150
100
50
0
3Q19
2Q20
3Q20
1-4 Family First
Junior Lien

- First mortgage loans up $4.4B YoY and up $17.0B LQ
  - LQ increase reflected purchases of $21.9B of EPBOs, as well as the reclassification of $9.0B of loans from HFS to HFI
- Junior lien mortgage loans down $5.7B YoY and $1.7B LQ as continued paydowns more than offset new originations



Credit Card
40
36
32
28
24
20
3Q19
2Q20
3Q20

- Credit card down $3.6B YoY reflecting the economic slowdown and changes in consumer spending associated with the COVID-19 pandemic, and stable LQ



Automobile
50
45
40
35
30
3Q19
2Q20
3Q20

- Auto loans up $1.7B YoY and down $358MM LQ
- Originations of auto loans down 22% YoY largely due to the economic slowdown associated with the COVID-19 pandemic, and down 5% LQ



Other Revolving Credit and Installment
36
32
28
24
20
3Q19
2Q20
3Q20

- Other revolving credit and installment loans down $1.6B YoY, but up $812MM LQ as higher security-based lending was partially offset by lower personal loans and lines, and lower student loans

Wells Fargo 3Q20 Supplement
6

Deposits

Average Deposits and Rates
($ in billions)


1,291.4
1,386.7
1,399.0
344.5
408.5
439.7
0.71%
946.9
978.2
0.17%
959.3
0.09%
3Q19
2Q20
3Q20
Interest-bearing deposits
Noninterest-bearing deposits
Average deposit cost

- Average deposits of $1.4 trillion, up $107.6 billion, or 8%, YoY driven by growth in consumer and small business banking deposits [1] reflecting customers' preferences for liquidity due to COVID-19
- Average deposits up $12.3 billion, or 1%, LQ on growth in consumer and small business banking deposits [1]
  - Noninterest-bearing deposits up $31.2 billion, or 8%
- Average deposit cost of 9 bps, down 8 bps LQ reflecting the lower interest rate environment
  - Retail banking average deposit cost down 10 bps
  - WIM average deposit cost down 7 bps
  - Wholesale Banking average deposit cost stable

Period-end Deposits
($ in billions)


1,308.5
1,410.7
1,383.2
436.7
84.2
29.2
758.4
434.0
48.2
34.4
894.1
404.3
37.8
37.1
904.0
3Q19
2Q20
3Q20
Wholesale Banking
Corporate Treasury including brokered CDs
Mortgage Escrow
Consumer and Small Business Banking Deposits (1)

- Period-end deposits of $1.4 trillion, up $74.7 billion, or 6%, YoY on a $145.6 billion increase in consumer and small business banking deposits [1] reflecting customers' preferences for liquidity due to COVID-19
- Period-end deposits down $27.5 billion, or 2%, LQ
  - Consumer and small business banking deposits [1] up $9.9 billion, or 1%, reflecting impacts due to COVID-19 including customers' preferences for liquidity, loan payment deferrals and stimulus checks
  - Wholesale Banking deposits declined $29.7 billion, or 7%, due to actions taken to manage under the Asset Cap

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 3Q20 Supplement
7

Net interest income



Net Interest Income
($ in millions)
11,625
11,200
11,312
9,880
9,368
2.66%
2.53%
2.58%
2.25%
2.13%
3Q19
4Q19
1Q20
2Q20
3Q20
Net Interest Margin (NIM)

Average rates	3Q19	4Q19	1Q20	2Q20	3Q20
1 Month LIBOR	2.17 %	1.79 %	1.41 %	0.36 %	0.16 %
3 Month LIBOR	2.20	1.93	1.53	0.60	0.25
Fed Funds Target Rate	2.29	1.83	1.41	0.25	0.25
10 Year CMT (1)	1.79	1.80	1.38	0.69	0.65

- Net interest income decreased $2.3 billion, or 19%, YoY reflecting the lower interest rate environment
- Net interest income decreased $512 million, or 5%, LQ reflecting balance sheet repricing resulting from the lower interest rate environment, balance sheet mix shifts into lower yielding earning assets including the impact of lower commercial loans, as well as:
  - $120 million higher MBS premium amortization resulting from higher prepays (3Q20 MBS premium amortization was $668 million vs. $548 million in 2Q20)
  - Partially offset by higher variable sources of income and one additional day in the quarter
- NIM of 2.13% down 12 bps LQ and included:
  - ~(11) bps from balance sheet repricing and mix
  - ~(3) bps from MBS premium amortization
  - ~(1) bp from hedge ineffectiveness accounting results (2)
  - ~3 bps from variable sources of income

(1) CMT = Constant Maturity Treasury rate.
(2) Total hedge ineffectiveness accounting (including related economic hedges) of $(8) million in 3Q20 included $(26) million in net interest income and $18 million in other income. In 2Q20 total hedge ineffectiveness accounting (including related economic hedges) was $38 million and included $12 million in net interest income and $26 million in other income. Changes in the level of market rates, basis relationships, hedge notional, and the size of hedged portfolios contribute to differing levels of hedge ineffectiveness each quarter.

Wells Fargo 3Q20 Supplement
8

Noninterest income

($ in millions)	3Q20	vs 2Q20	vs 3Q19
Noninterest income (1)			
Deposit-related fees	$ 1,299	$ 157	(181)
Trust and investment fees:			
Brokerage advisory, commissions and other fees	2,336	219	(10)
Trust and investment management	737	50	8
Investment banking	441	(106)	(43)
Card fees	912	115	(115)
Lending-related fees	352	29	(22)
Mortgage banking	1,590	1,273	1,124
Net gains from trading activities	361	(446)	85
Net gains on debt securities	264	52	261
Net gains from equity securities	649	116	(307)
Lease income	333	(2)	(69)
Other	220	81	(1,622)
Total noninterest income	**$ 9,494**	**$ 1,538**	**(891)**



10,385
8,660
6,405
7,956
9,494
3Q19
4Q19
1Q20
2Q20
3Q20

(1) *In 3Q20, service charges on deposit accounts, cash network fees, wire transfer and other remittance fees, and certain other fees were combined into a single line item for deposit-related fees; certain fees associated with lending activities were combined into a single line item for lending-related fees; and certain other fees were reclassified to other noninterest income. Prior period balances have been revised to conform with the current period presentation.*

- Noninterest income up $1.5 billion, or 19%, LQ
- Deposit-related fees up $157 million, or 14%, LQ on higher transaction volumes, one additional day in the quarter, and higher treasury management fees
  - Consumer was 56% and commercial was 44% of total
    - Earnings credit rate (ECR) offset (results in lower fees for commercial customers) was down $15 million LQ and $116 million YoY
- Trust and investment fees up $163 million, or 5%, LQ
  - Brokerage advisory, commissions and other fees up $219 million on higher retail brokerage advisory fees (priced at the beginning of the quarter)
  - Trust and investment management fees up $50 million on higher asset-based fees
  - Investment banking fees down $106 million from record 2Q20 investment grade results
- Card fees up $115 million, or 14%, LQ on higher interchange income driven by higher debit and credit card POS volumes
- Mortgage banking up $1.3 billion LQ
  - Net gains on mortgage loan originations up $243 million and included higher origination volumes and a higher gain on sale margin
  - Servicing income up $1.0 billion from a 2Q20 that included negative market-related MSR valuation changes
- Net gains from trading activities down $446 million LQ from a record 2Q20 *(Please see page 27 for additional information)*
- Net gains from equity securities up $116 million LQ on higher unrealized gains and included a $224 million change in the accounting measurement model for certain nonmarketable equity securities from our affiliated venture capital partnerships; 2Q20 results included $346 million in deferred compensation plan investment results which are now presented and netted in personnel expense
- Other income up $81 million LQ and included a $228 million change in the accounting measurement model for certain nonmarketable equity securities from our affiliated venture capital partnerships, partially offset by $261 million lower gains on the sale of residential mortgage loans ($0 million in 3Q20 vs. $261 million in 2Q20)

Wells Fargo 3Q20 Supplement
9

Noninterest expense and efficiency ratio (1)

($ in millions)		3Q20	vs 2Q20	vs 3Q19
Noninterest expense (2)				
Personnel	$	8,624 $	(292)	20
Technology, telecommunications and equipment		791	119	(30)
Occupancy (3)		851	(20)	91
Operating losses		1,219	-	(701)
Professional and outside services		1,760	84	23
Leases		291	47	19
Advertising and promotion		144	7	(122)
Restructuring charges		718	718	718
Other		831	15	12
Total noninterest expense	$	**15,229 $**	**678**	**30**



15,199
15,614
13,048
14,551
15,229
69.1%
78.6%
73.6%
81.6%
80.7%
3Q19
4Q19
1Q20
2Q20
3Q20
Efficiency Ratio

- Noninterest expense up $678 million, or 5%, LQ
  - Personnel expense down $292 million and included:
    - $344 million lower deferred compensation expense
    - $163 million decline in expenses in response to COVID-19 from a 2Q20 that included bonus payments and premium pay for certain customer-facing and support employees, as well as child care services benefits
    - Higher salaries expense driven by one additional day in the quarter, and higher revenue-based incentive compensation
  - Technology, telecommunications and equipment expense up $119 million from a 2Q20 that included the reversal of an accrual for software expense
  - Operating losses remained at an elevated level and included $961 million of customer remediation accruals for a variety of matters reflecting expansion of populations, time periods, and/or amount of reimbursement
  - Professional and outside services expense up $84 million, or 5%, on higher contract services on project-related expense
  - Restructuring charges of $718 million, predominantly severance expense associated with expense reduction initiatives

(1) *Efficiency ratio defined as noninterest expense divided by total revenue (net interest income and noninterest income).*
(2) *In 3Q20, expenses for outside professional services, contract services, and outside data processing were combined into a single line item for professional and outside services expense; expenses for technology and equipment and telecommunications were combined into a single line item for technology, telecommunications and equipment expense; and certain other expenses were reclassified to other noninterest expense. Prior period balances have been revised to conform with the current period presentation.*
(3) *Represents expenses for both leased and owned properties.*

Wells Fargo 3Q20 Supplement 10

Building a stronger Wells Fargo Embarking on a multi-year journey to build a stronger Wells Fargo . Our goal is to build a better-run company with a streamlined organizational structure, and less complexity in processes and products to better serve our customers . This is more than a program – this needs to become part of our DNA and how we do business . We are focused on reducing net expenses – We will continue to appropriately invest in our business . This work is designed to not impact our critical risk, control, and regulatory work; meeting our regulatory commitments continues to be our highest priority and essential to our future success as a company Expense reduction actions Near term Medium term Long term Minimal technology investment or Process reengineering and Technology dependent and requires process changes required organizational transformation significant investments • Spans and layers • Product simplification and • Systems rationalization and standardization integration • Professional services and contractor spending reductions • Client delivery model optimization • Automation and digitization • Branch consolidation • Streamlining back office processes • Cloud and data center strategies • Personnel location optimization • Continued downsizing of • Increasing deployment of artificial corporate real estate intelligence and machine learning Wells Fargo 3Q20 Supplement 11

Community Banking

($ in millions)		3Q20		vs 2Q20	vs 3Q19
Net interest income	$	5,587	$	(112)	(1,182)
Noninterest income		5,135		2,068	665
Provision for credit losses		556		(2,822)	(52)
Noninterest expense		8,947		601	181
Income tax expense		703		3,369	36
Segment net income	**$**	**336**	**$**	**667**	**(663)**
($ in billions)					
Avg loans	$	457.6	$	8.3	(1.4)
Avg deposits		881.7		33.2	92.0

	3Q20	2Q20	3Q19
Key Metrics:			
Total Retail Banking branches	5,229	5,300	5,393

($ in billions)		3Q20	2Q20	3Q19
Auto originations	$	5.4	5.6	6.9
Home Lending				
Applications	$	88	84	85
Application pipeline		44	50	44
Originations		62	59	58
Residential HFS production margin (1)		2.16	2.04 %	1.21 %

- Net income of $336 million, compared with a net loss of $331 million in 2Q20 and net income of $999 million in 3Q19
- Provision for credit losses of $556 million, down from $3.4 billion in 2Q20
- Noninterest expense up $601 million, or 7%, LQ and included $718 million of restructuring charges and $966 million of customer remediation accruals

Key metrics

- See page 13 for additional information
- 5,229 retail banking branches reflects 77 branch consolidations in 3Q20
  - ~900 branches, or ~18% of our nationwide network, are temporarily closed due to COVID-19
- Consumer auto originations of $5.4 billion, down 5% LQ and 22% YoY
- Mortgage originations of $62 billion (held-for-sale = $48 billion and held-for-investment = $14 billion), up 5% LQ and 7% YoY
  - 49% of originations were for purchases, compared with 38% in 2Q20 and 60% in 3Q19
  - Held-for-sale originations up 12% LQ and 26% YoY
  - 2.16% residential held-for-sale production margin (1), up 12 bps LQ and 95 bps YoY
  - $843 million of non-conforming originations directed to held-for-sale for future securitizations

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 3Q20 Supplement
12

Community Banking metrics

Customers and Active Accounts (in millions)	3Q20	2Q20	1Q20	4Q19	3Q19	vs 2Q20	vs 3Q19
Digital (online and mobile) Active Customers (1)	32.0	31.1	31.1	30.3	30.2	3%	6%
Mobile Active Customers (1)	25.9	25.2	24.9	24.4	24.3	3%	7%
Primary Consumer Checking Customers (2)(3)	24.4	24.3	24.4	24.4	24.3	0.2%	0.3%
Consumer General Purpose Credit Card Active Accounts (4) (5)	7.6	7.3	7.9	8.1	8.1	4%	-6%

- 32.0 million digital (online and mobile) active customers (1), up 3% LQ and 6% YoY reflecting continued improvements in user experience and increased customer awareness of digital services
  - 25.9 million mobile active customers (1), up 3% LQ and 7% YoY

Balances and Activity (in millions, except where noted)		3Q20	2Q20	1Q20	4Q19	3Q19	vs. 2Q20	vs. 3Q19
Consumer and Small Business Banking Deposits (Average) (*$ in billions*)	$	897.8	857.9	779.5	763.2	749.5	5%	20%
Teller and ATM Transactions (6)		254.1	235.2	289.4	315.1	324.3	8%	-22%
Debit Cards (7)								
POS Transactions		2,273	2,027	2,195	2,344	2,344	12%	-3%
POS Purchase Volume (*billions*)	$	102.9	93.1	90.6	95.2	92.6	11%	11%
Consumer General Purpose Credit Cards (5) (*$ in billions*)								
POS Purchase Volume	$	19.2	15.8	18.1	21.0	20.4	22%	-6%
Outstandings (Average)		28.9	29.6	32.3	32.3	31.7	-2%	-9%

- Average consumer and small business banking deposit balances up 5% LQ and 20% YoY
- Teller and ATM transactions (6) of 254.1 million in 3Q20, up 8% LQ reflecting increased customer activity on improved economic activity, as well as branch re-openings, and down 22% YoY due to the temporary closure of ~900 branches, or ~18% of our nationwide network, due to COVID-19, as well as the continued customer migration to digital channels
- Debit cards (7) and consumer general purpose credit cards (5):
  - Point-of-sale (POS) debit card transactions up 12% LQ on increased customer spending activity on improved economic activity and down 3% YoY on reduced consumer spending activity due to COVID-19
  - POS debit card purchase volume up 11% LQ and up 11% YoY on higher average transaction sizes
  - POS consumer general purpose credit card purchase volume up 22% LQ on improved economic activity, but down 6% YoY on reduced customer spending due to COVID-19

(1) Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days. Prior periods have been revised so they are no longer reported on a one-month lag. (2) Metrics reported on a one-month lag from reported quarter-end; for example, 3Q20 data as of August 2020 compared with August 2019. (3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. Management uses this metric to help monitor trends in checking customer engagement with the Company. (4) Accounts having at least one POS transaction, including POS reversal, during the period. (5) Credit card metrics shown in the table are for general purpose cards only. (6) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business. (7) Combined consumer and business debit card activity.

Wells Fargo 3Q20 Supplement 13

Wholesale Banking

($ in millions)		3Q20		vs 2Q20	vs 3Q19
Net interest income	$	3,481	$	(410)	(901)
Noninterest income		2,113		(559)	(447)
Provision for credit losses		219		(5,809)	127
Noninterest expense		4,013		50	124
Income tax expense (benefit)		(127)		1,159	(442)
Segment net income	**$**	**1,488**	**$**	**3,631**	**(1,156)**
($ in billions)					
Avg loans	$	455.1	$	(49.2)	(19.2)
Avg deposits		418.8		(22.4)	(3.2)

($ or # in billions, except where noted)		3Q20	2Q20	3Q19
Efficiency ratio [1]		71.7 %	60.4	56.0
Adjusted efficiency ratio for income tax credits [2]		64.5 %	55.2	51.8
Key Metrics:				
Lending-related				
Unfunded revolving lending commitments	$	347	339	332
Assets under lease		25	25	28
Commercial mortgage servicing - 3rd party unpaid principal balance		570	569	560
Treasury Management				
ACH payment transactions originated (#) [3]		2.2	2.1	1.9
Commercial card spend volume [4]	$	6.1	5.8	8.8

Investment Banking [5]	3Q20	3Q19	vs 3Q19
Total U.S. market share (YTD %)	3.4 %	3.4	- bps
High grade DCM U.S. market share (YTD %)	7.1	6.7	40 bps
Loan syndications U.S. market share (YTD %)	3.8	4.4	(60) bps

- Net income of $1.5 billion
- Net interest income down 11% LQ reflecting lower loan and deposit balances, as well as lower trading-related NII
- Noninterest income down 21% LQ on lower trading gains and investment banking fees
- Provision for credit losses decreased $5.8 billion LQ and included $232 million lower net charge-offs on lower losses in the oil and gas portfolio
- Noninterest expense up 1% LQ predominantly driven by higher personnel expense

Lending-related
- Unfunded revolving lending commitments up 5% YoY and 2% LQ
- Revolving loan utilization in September of 36.3% [6], down 490 bps YoY and 280 bps LQ driven by lower demand and paydowns reflecting continued liquidity and strength in the capital markets

Treasury Management
- Treasury management fee-based revenue down 10% YoY, but up 3% LQ on increased economic activity
- ACH payment transactions originated [3] up 16% YoY primarily due to increased customer activity, and up 5% LQ
- Commercial card spend volume [4] of $6.1 billion, down 31% YoY due to COVID-19 impacts on business spending activity and up 5% LQ on increased economic activity

Investment Banking [5]
- YTD 2020 U.S. investment banking market share of 3.4% vs. YTD 2019 of 3.4%

(1) The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income). (2) The adjusted efficiency ratio for income tax credits, which includes tax equivalent adjustments for income tax credits related to our low-income housing and renewable energy investments, is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see page 28. (3) Includes ACH payment transactions originated by the entire company. (4) Includes commercial card volume for the entire company. (5) Year-to-date (YTD) through September 30. Source: Dealogic U.S. investment banking fee market share. Market share based on deals with U.S. targets (M&A), U.S. issuers (Equity Capital Markets), and deals both marketed in the U.S. and issued in U.S. dollars (Debt Capital Markets and Loan Syndications). Previous market share data reflected deals with U.S.-headquartered companies (all products). Previously reported market share metrics have been revised to reflect this definitional change. (6) Preliminary estimate.

Wells Fargo 3Q20 Supplement 14

Wealth and Investment Management

($ in millions)		3Q20	vs 2Q20	vs 3Q19
Net interest income	$	771	35	(218)
Noninterest income		3,023	99	(1,129)
Provision (reversal of provision) for credit losses		(9)	(266)	(12)
Noninterest expense		3,184	31	(247)
Income tax expense		153	90	(273)
Segment net income	**$**	**463**	**283**	**(817)**
($ in billions)				
Avg loans	$	79.8	1.1	3.9
Avg deposits		175.3	3.5	32.9

($ in billions, except where noted)		3Q20		2Q20	3Q19
Key Metrics:					
WIM Client assets (1) *($ in trillions)*	$	1.9	$	1.8	1.9
Retail Brokerage					
Client assets *($ in trillions)*	$	1.6	$	1.6	1.6
Advisory assets		602		569	569
IRA assets		437		415	415
Financial advisors *(#)*		12,908		13,298	13,723
Wealth Management					
Client assets	$	229	$	224	230
Wells Fargo Asset Management					
Total AUM (2)		607		578	503
Wells Fargo Funds AUM		306		283	217

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.

(2) Wells Fargo Asset Management Total AUM that is not held in Brokerage & Wealth client assets is excluded from WIM Client Assets.

- Net income of $463 million, down 64% YoY and up 157% LQ
- Net interest income up 5% LQ primarily due to higher deposit balances and lower deposit costs
- Noninterest income up 3% LQ driven by higher retail brokerage advisory fees (priced at the beginning of the quarter), partially offset by lower net gains from equity securities reflecting a $151 million decrease in deferred compensation plan investment results (P&L neutral)
- Noninterest expense up 1% LQ, as higher broker commissions and equipment expense were largely offset by a $147 million decrease in deferred compensation expense (largely offset in revenue by lower net gains from equity securities) and lower other personnel expense

WIM Segment Highlights

- WIM total client assets of $1.9 trillion, stable YoY as higher market valuations were offset by net outflows in the Correspondent Clearing business
- 3Q20 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $2.0 billion were up 27% LQ reflecting higher referral activity from 2Q20 lows due to COVID-19, but down 23% YoY reflecting lower referral activity due to COVID-19

Retail Brokerage

- Advisory assets of $602 billion, up 6% YoY, as higher market valuations were partially offset by net outflows in the Correspondent Clearing business

Wells Fargo Asset Management

- Total AUM (2) of $607 billion, up 21% YoY as money market fund net inflows and higher market valuations were partially offset by equity net outflows

Wells Fargo 3Q20 Supplement 15

Credit quality of the loan portfolio



Provision Expense and Net Charge-offs on Loans
($ in millions)
9,565
3,833
0.27%
0.32%
0.38%
0.46%
0.29%
695 645
644 769
909
1,113
769 683
3Q19
4Q19
1Q20
2Q20
3Q20
Provision Expense
Net Charge-offs
Net Charge-off Ratio



Nonperforming Assets
($ in billions)
6.0
0.5
5.5
5.6
0.3
5.3
6.4
0.2
6.2
7.8
0.2
7.6
8.2
0.2
8.0
3Q19
4Q19
1Q20
2Q20
3Q20
Nonaccrual loans
Foreclosed assets

- Customer forbearance and payment deferral activities instituted in response to the COVID-19 pandemic could delay the recognition of net charge-offs, delinquencies, and nonaccrual status for those customers who would have otherwise moved into past due or nonaccrual status
- Net charge-offs on loans of $683 million, down $430 million LQ
- 0.29% net charge-off ratio (annualized), down 17 bps LQ
  - Commercial losses of 29 bps, down 15 bps LQ reflecting lower C&I losses driven by lower losses in oil and gas, as well as lower CRE losses
  - Consumer losses of 30 bps, down 18 bps LQ driven by lower losses in credit card and auto loans
- Commercial criticized assets of $37.3 billion, down $816 million, or 2%, LQ on a $3.1 billion decrease in C&I, partially offset by a $2.3 billion increase in CRE
- NPAs increased $378 million, or 5%, LQ
  - Nonaccrual loans increased $417 million, or 5%
    - Commercial nonaccruals increased $113 million on higher commercial real estate nonaccruals
      - 70% of nonaccruals were current on interest and principal
      - See pages 17 and 18 for additional information on commercial nonaccrual loans
    - Consumer nonaccrual loans increased $304 million driven by higher consumer real estate and auto nonaccruals

Wells Fargo 3Q20 Supplement

16

Commercial & Industrial loans and lease financing by industry

- C&I and lease financing nonaccrual loans of $3.0 billion, down $13 million LQ, as declines in oil and gas and retail nonaccruals were largely offset by higher nonaccruals in the healthcare and pharmaceuticals, transportation services, commercial services, and tech, telecom, and media industries
  - 39% of nonaccruals were oil and gas nonaccruals, down from 47% in 2Q20
- Criticized assets of $24.6 billion, down $3.1 billion, or 11%, LQ on broad-based declines

	3Q20						2Q20					
($ in millions)	Nonaccruals		Loans Outstanding		Total Commitments [1]		Nonaccruals		Loans Outstanding		Total Commitments [1]	
Financials except banks	$ 204	7%	$ 108,597	32%	$ 193,838	28%	$ 219	7%	$ 112,130	31%	$ 197,152	28%
Equipment, machinery and parts manufacturing	95	3%	19,586	6%	40,649	6%	98	3%	21,622	6%	41,771	6%
Technology, telecom and media	100	3%	24,517	7%	56,417	8%	61	2%	24,912	7%	54,894	8%
Real estate and construction	287	9%	24,959	7%	52,995	8%	290	10%	25,245	7%	49,925	7%
Banks	0	0%	12,975	4%	13,982	2%	0	0%	15,548	4%	16,598	2%
Retail	149	5%	19,243	6%	42,250	6%	216	7%	23,149	6%	43,212	6%
Materials and commodities	48	2%	13,188	4%	35,885	5%	46	2%	15,877	4%	37,877	5%
Automobile related	24	1%	12,031	4%	25,240	4%	24	1%	13,103	4%	25,162	4%
Food and beverage manufacturing	30	1%	12,051	4%	28,597	4%	12	0%	13,082	4%	29,284	4%
Health care and pharmaceuticals	163	5%	16,074	5%	32,304	5%	76	3%	17,144	5%	32,481	5%
Oil, gas and pipelines	1,188	39%	11,138	3%	31,344	4%	1,414	47%	12,598	3%	32,679	5%
Entertainment and recreation	85	3%	9,643	3%	16,849	2%	62	2%	11,820	3%	18,134	3%
Transportation services	390	13%	10,216	3%	16,642	2%	319	11%	10,849	3%	17,040	2%
Commercial services	145	5%	10,618	3%	24,467	4%	98	3%	12,095	3%	24,548	3%
Agribusiness	40	1%	6,829	2%	12,419	2%	54	2%	7,362	2%	12,984	2%
Utilities	9	0%	5,922	2%	19,315	3%	1	0%	6,486	2%	20,615	3%
Insurance and fiduciaries	2	0%	3,463	1%	14,814	2%	2	0%	6,032	2%	17,069	2%
Government and education	10	0%	5,413	2%	11,691	2%	6	0%	5,741	2%	12,128	2%
Other	52	2%	11,397	3%	27,989	4%	36	1%	12,731	3%	32,843	5%
Total	**$ 3,021**	**100%**	**$ 337,860**	100%	**$ 697,687**	100%	**$ 3,034**	**100%**	**$ 367,526**	**100%**	**$ 716,396**	**100%**

Period end balances.
Industry classifications based on NAICS classifications.
(1) Total Commitments = loans outstanding + unfunded commitments, excluding issued letters of credit.

Wells Fargo 3Q20 Supplement 17

Commercial real estate loans by property type . Nonaccrual loans of $1.4 billion, up $126 million LQ driven by a $119 million increase in office buildings nonaccruals . Criticized assets of $12.7 billion, up $2.3 billion, or 22%, LQ - 92% of the increase in criticized assets was from the hotel/motel, shopping center, and retail (excluding shopping center) sectors 3Q20 2Q20 ($ in millions) Nonaccruals Loans Outstanding Nonaccruals Loans Outstanding Office Buildings $ 280 20% $ 37,347 26% $ 161 13% $ 38,489 26% Apartments 30 2% 27,435 19% 11 1% 26,978 19% Industrial/Warehouse 77 6% 17,730 12% 73 6% 17,823 12% Retail (Excluding Shopping Center) 172 12% 14,053 10% 173 14% 14,089 10% Shopping Center 408 30% 11,732 8% 399 32% 12,493 9% Hotel/Motel 159 12% 12,288 9% 170 14% 12,247 8% Mixed Use Properties 91 7% 6,217 4% 90 7% 6,304 4% Institutional 95 7% 6,215 4% 97 8% 6,068 4% Collateral Pool - 0% 2,850 2% - 0% 2,336 2% Agriculture 48 3% 1,780 1% 61 5% 2,006 1% Other 17 1% 6,782 5% 16 1% 6,828 5% Total $ 1,377 100% $ 144,429 100% $ 1,251 100% $ 145,661 100% Period end balances. Wells Fargo 3Q20 Supplement 18

Consumer loan deferrals due to COVID-19 . $23.5 billion unpaid principal balance (UPB) of modified consumer loans were still in deferral as of 9/30/20, down from $37.2 billion as of 6/30/20 (1) As of September 30, 2020 As of June 30, 2020 Unpaid principal Unpaid principal balance of modified balance of modified loans still in deferral loans still in deferral ($ in millions) period % of loan class period % of loan class Real estate 1-4 family first mortgage (1) $ 16,994 6% 25,194 9% Real estate 1-4 family junior lien mortgage 1,848 7% 2,812 10% Credit card 783 2% 2,616 7% Automobile 2,796 6% 4,880 10% Other revolving credit and installment 1,057 3% 1,673 5% Total Consumer (1) $ 23,478 5% $ 37,175 9% . As of 9/30/20, the trailing seven day average of new daily payment deferrals granted declined 97% from their peak in early April (1) Excludes $19.1 billion and $7.1 billion at September 30, 2020 and June 30, 2020, respectively, of real estate 1-4 family first mortgage loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) that were primarily repurchased from GNMA loan securitization pools. FHA/VA loans are entitled to payment deferrals of scheduled principal and interest up to a total of 12 months. Wells Fargo 3Q20 Supplement 19

Allowance for credit losses for loans

- Allowance for credit losses (ACL) for loans of $20.5 billion, relatively stable LQ and reflected an improving economic environment and solid credit performance in the quarter, but continued uncertainty due to COVID-19
  - Allowance coverage for total loans of 2.22%, up from 2.19% in 2Q20

	3Q20				2Q20			
($ in millions)	ACL	Loans outstanding	ACL as a % of loans	Annualized Net Charge-off Ratio	ACL	Loans outstanding	ACL as a % of loans	Annualized Net Charge-off Ratio
Commercial								
Commercial & industrial	$ 7,845	320,913	2.44 %	0.33 %	$ 8,109	350,116	2.32 %	0.55 %
Real estate mortgage	2,517	121,910	2.06	0.18	2,395	123,967	1.93	0.22
Real estate construction	521	22,519	2.31	(0.03)	484	21,694	2.23	(0.02)
Lease financing	659	16,947	3.89	0.66	681	17,410	3.91	0.33
Total commercial	$ 11,542	482,289	2.39 %	0.29 %	$ 11,669	513,187	2.27 %	0.44 %
Consumer								
Real estate 1-4 family first mortgage	$ 1,519	294,990	0.51 %	- %	$ 1,541	277,945	0.55 %	- %
Real estate 1-4 family junior lien mortgage	710	25,162	2.82	(0.22)	725	26,839	2.70	(0.17)
Credit card	4,082	36,021	11.33	2.71	3,777	36,018	10.49	3.60
Auto	1,225	48,450	2.53	0.25	1,174	48,808	2.41	0.88
Other revolving credit and installment	1,393	33,170	4.20	0.80	1,550	32,358	4.79	1.09
Total consumer	$ 8,929	437,793	2.04 %	0.30 %	$ 8,767	421,968	2.08 %	0.48 %
Total	**$ 20,471**	**920,082**	**2.22 %**	**0.29 %**	**$ 20,436**	**935,155**	**2.19 %**	**0.46 %**

Loan balances as of period-end.

Wells Fargo 3Q20 Supplement

20

Capital Common Equity Tier 1 Ratio (1) Capital Position . Common Equity Tier 1 (CET1) ratio of 11.4% at 9/30/20 (1) continued to be above both the regulatory 12.4% minimum of 9% and our current internal target of 10% 11.9% 11.6% 11.5% . 11.4% 11.4% Currently expect internal loan portfolio credit rating 11.1% 11.1% 10.7% 11.0% trends will result in higher risk-weighted assets (RWA) under the Advanced Approach than under the Standardized Approach in the coming quarters, which would reduce the CET1 ratio and other RWA-based capital ratios Total Loss Absorbing Capacity (TLAC) Update . As of 9/30/20, our eligible external TLAC as a percentage of total risk-weighted assets was 25.8% (2) compared with the required minimum of 22.0% 3Q19 4Q19 1Q20 2Q20 3Q20 Estimated Standardized Approach Advanced Approach (1) 3Q20 capital ratios are preliminary estimates. See pages 29-30 for additional information regarding the Common Equity Tier 1 capital ratios. (2) 3Q20 TLAC ratio is a preliminary estimate. Wells Fargo 3Q20 Supplement 21

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)	*3Q20*	*2Q20*	*3Q19*	*Linked Quarter Change*		*Year-over-Year Change*	
Real estate 1-4 family first mortgage loans:	$ 294,990	277,945	290,604	$ 17,045	6 %	$ 4,386	2 %
Nonaccrual loans	2,641	2,393	2,261	248	10	380	17
as % of loans	0.90 %	0.86 %	0.78 %	4 bps		12 bps	
Net charge-offs/(recoveries)	$ (1)	2	(5)	$ (3)	n.m	$ 4	(80)
as % of average loans	(0.00) %	0.00 %	(0.01) %	(0) bps		1 bps	
Real estate 1-4 family junior lien mortgage loans:	$ 25,162	26,839	30,838	$ (1,677)	(6)	$ (5,676)	(18)
Nonaccrual loans	767	753	819	14	2	(52)	(6)
as % of loans	3.05 %	2.81 %	2.66 %	24 bps		39 bps	
Net charge-offs/(recoveries)	$ (14)	(12)	(22)	$ (2)	17 %	$ 8	(36) %
as % of average loans	(0.22) %	(0.17) %	(0.28) %	(5) bps		6 bps	

- First mortgage loans up $17.0 billion LQ as the repurchase of $21.9 billion of EPBO loans, the reclassification of $9.0 billion of loans from HFS to HFI, and $13.4 billion of originations, were partially offset by paydowns
  - Net recoveries up $3 million LQ
  - Nonaccrual loans increased $248 million LQ and included $185 million of COVID-related loan payment deferrals that did not qualify for legislative (CARES Act) or regulatory relief
  - First lien home equity lines of $9.4 billion, down $412 million LQ

- Junior lien mortgage loans down $1.7 billion, or 6%, LQ as paydowns more than offset new originations
  - Net recoveries up $2 million LQ due to lower net charge-offs reflecting payment deferrals
  - Nonaccrual loans increased $14 million, or 2%, LQ

Loan balances as of period-end.

Wells Fargo 3Q20 Supplement

23

Consumer credit card portfolio

($ in millions, except where noted)		3Q20		2Q20		3Q19		Linked Quarter Change				Year-over-Year Change	
Credit card outstandings	$	36,021		36,018		39,629	$	3		- %	$	(3,608)	(9) %
Net charge-offs		245		327		319		(82)		(25)		(74)	(23)
as % of avg loans		2.71	%	3.60	%	3.22 %		(89)	bps			(51) bps	
30+ days past due	$	634		757		997	$	(123)		(16)	$	(363)	(36)
as % of loans		1.76	%	2.10	%	2.52 %		(34)	bps			(76) bps	
Key Metrics:													
Purchase volume	$	21,335		17,471		22,533	$	3,864		22	$	(1,198)	(5)
POS transactions *(millions)*		296		246		337		50		20		(41)	(12)
New accounts [(1)] *(thousands)*		210		254		469		(44)		(17)		(259)	(55)
POS active accounts *(thousands)* [(2)]		8,321		7,773		8,985		548		7 %		(664)	(7) %

- Credit card outstandings stable LQ as higher purchase volume was offset by increased payment rates, and down $3.6 billion, or 9%, YoY reflecting the economic impact of COVID-19 including on customer spending
  - Purchase dollar volume up 22% LQ due to increased economic activity and down 5% YoY reflecting lower consumer spending due to the impact of COVID-19
  - New accounts [(1)] down 17% LQ and 55% YoY due to the impact of COVID-19
- Net charge-offs down $82 million, or 89 bps, LQ and down $74 million, or 51 bps, YoY driven by payment deferrals, the impact of government stimulus programs, customer deleveraging and fewer bankruptcy filings
- 30+ days past due down $123 million, or 34 bps, LQ and down $363 million, or 76 bps, YoY driven by payment deferrals, the impact of government stimulus programs, and customer deleveraging

Loan balances as of period-end.
(1) Includes consumer general purpose credit card as well as certain co-branded and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 3Q20 Supplement 24

Auto portfolios

($ in millions)		3Q20	2Q20	3Q19	Linked Quarter Change			Year-over-Year Change		
Consumer:										
Auto outstandings	$	48,450	48,808	46,738	$	(358)	(1) %	$	1,712	4 %
Nonaccrual loans		176	129	110		47	36		66	60
as % of loans		0.36 %	0.26 %	0.24 %		10 bps			12 bps	
Net charge-offs	$	31	106	76	$	(75)	(71)	$	(45)	(59)
as % of avg loans		0.25 %	0.88 %	0.65 %		(63) bps			(40) bps	
30+ days past due	$	802	819	1,101	$	(17)	(2)	$	(299)	(27)
as % of loans		1.66 %	1.68 %	2.36 %		(2) bps			(70) bps	
Commercial:										
Auto outstandings	$	7,844	8,129	10,562	$	(285)	(4)	$	(2,718)	(26)
Nonaccrual loans		12	13	14		(1)	(8)		(2)	(14)
as % of loans		0.15 %	0.16 %	0.13 %		(1) bps			2 bps	
Net charge-offs	$	1	3	1	$	(2)	(67) %	$	-	- %
as % of avg loans		0.05 %	0.12 %	0.05 %		(7) bps			- bps	

Consumer Portfolio

- Auto outstandings of $48.5 billion, down 1% LQ and up 4% YoY
  - 3Q20 originations of $5.4 billion, down 5% LQ and 22% YoY reflecting the economic slowdown associated with the COVID-19 pandemic
- Nonaccrual loans increased $47 million LQ and $66 million YoY
- Net charge-offs down $75 million LQ and $45 million YoY driven by payment deferrals, as well as higher recoveries reflecting strong used car values
- 30+ days past due decreased $17 million LQ and decreased $299 million YoY on payment deferrals

Commercial Portfolio

- Loans of $7.8 billion, down 4% LQ and 26% YoY due to lower dealer floorplan utilization as dealers held less inventory due to lower supply from auto manufacturers

Loan balances as of period-end.

Wells Fargo 3Q20 Supplement

25

Student lending portfolio ($ in millions) 3Q20 2Q20 3Q19 Linked Quarter Change Year-over-Year Change Private outstandings $ 10,000 10,258 10,827 $ (258) (3) % $ (827) (8) % Net charge-offs 14 17 29 (3) (18) (15) (52) as % of avg loans 0.54% 0.68% 1.07% (14) bps (53) bps 30+ days past due $ 205 208 175 $ (3) (1) % $ 30 17 % as % of loans 2.05% 2.03% 1.62% 2 bps 43 bps . On September 22, 2020 we notified customers of our exit from the student lending business - New applications from current customers will be accepted for the 2020-2021 academic year until 1/28/21 with final disbursement of funds to colleges by 6/30/21 . $10.0 billion of private loan outstandings, down 3% LQ and 8% YoY driven by higher paydowns and payoffs, as well as the economic impact of COVID-19 - Average FICO of 771, and 84% of the total outstandings have been co-signed - Originations down 56% YoY driven by lower demand due to COVID-19 . Net charge-offs decreased $3 million LQ due to seasonality of repayments, and decreased $15 million YoY due to payment deferrals . 30+ days past due decreased $3 million LQ and increased $30 million YoY Loan balances as of period-end. Wells Fargo 3Q20 Supplement 26

Trading-related revenue

($ in millions)		3Q20	2Q20	3Q19		Linked Quarter Change			Year-over-Year Change	
Trading-related revenue										
Net interest income	$	527	617	838	$	(90)	(15) %	$	(311)	(37) %
Net gains from trading activities		361	807	276		(446)	(55)		85	31
Trading-related revenue	**$**	**888**	**1,424**	**1,114**	**$**	**(536)**	**(38) %**	**$**	**(226)**	**(20) %**

- Fixed income, currencies and commodity trading (FICC) generated 78% of total trading-related revenue in 3Q20
- Trading-related revenue of $888 million was down $536 million, or 38%, LQ from a record 2Q20:
  - Net interest income decreased $90 million, or 15%, reflecting a decline in average trading assets, as well as lower yields on fixed income trading securities
  - Net gains from trading activities decreased $446 million reflecting lower credit trading, rates, and volatility, as well as lower client demand for derivative hedging, partially offset by higher equity trading results
- Trading-related revenue was down $226 million, or 20%, YoY:
  - Net interest income decreased $311 million, or 37%, reflecting lower average trading assets, as well as lower yields on fixed income and equity trading securities
  - Net gains from trading activities increased $85 million reflecting higher equity trading on increased volatility and higher volumes and customer flow

Wells Fargo 3Q20 Supplement

27

Wholesale Banking adjusted efficiency ratio for income tax credits

We also evaluate our Wholesale Banking operating segment based on an adjusted efficiency ratio for income tax credits. The adjusted efficiency ratio for income tax credits is a non-GAAP financial measure and represents noninterest expense divided by total revenue plus income tax credits related to our low-income housing and renewable energy investments and related tax equivalent adjustments.

Management believes that the adjusted efficiency ratio for income tax credits is a useful financial measure because it enables investors and others to compare efficiency results from both taxable and tax-advantaged sources on a consistent basis.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

($ in millions)			3Q20		2Q20	1Q20	4Q19	3Q19
Wholesale Banking adjusted efficiency ratio for income tax credits:								
Total revenue	(A)	$	5,594		6,563	5,817	6,559	6,942
Adjustments:								
Income tax credits related to our low-income housing and renewable energy investments (included in income tax expense)			469		465	491	478	422
Tax equivalent adjustments related to income tax credits [1]			156		155	163	160	141
Adjusted total revenue	(B)		6,219		7,183	6,471	7,197	7,505
Noninterest expense	(C)		4,013		3,963	3,763	3,743	3,889
Efficiency ratio	(C)/(A)		71.7	%	60.4	64.7	57.1	56.0
Adjusted efficiency ratio for income tax credits	(C)/(B)		64.5	%	55.2	58.2	52.0	51.8

(1) Based on our combined federal statutory rate and composite state income tax rates.

Wells Fargo 3Q20 Supplement
28

Common Equity Tier 1 (Standardized Approach)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III – STANDARDIZED APPROACH (1)

(in billions, except ratio)			Estimated Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total equity		$	**182.0**	180.1	183.3	188.0	194.4
Adjustments:							
Preferred stock			**(21.1)**	(21.1)	(21.3)	(21.5)	(21.5)
Additional paid-in capital on preferred stock			**0.1**	0.1	0.1	(0.1)	(0.1)
Unearned ESOP shares			**0.9**	0.9	1.1	1.1	1.1
Noncontrolling interests			**(0.9)**	(0.7)	(0.6)	(0.8)	(1.1)
Total common stockholders' equity			**161.0**	159.3	162.6	166.7	172.8
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.4)**	(0.4)	(0.4)	(0.4)	(0.5)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2.0)**	(2.1)	(1.9)	(2.1)	(2.3)
Applicable deferred taxes related to goodwill and other intangible assets (2)			**0.8**	0.8	0.8	0.8	0.8
CECL transition provision (3)			**1.9**	1.9	—	—	—
Other			**—**	(0.1)	—	0.2	0.3
Common Equity Tier 1 under Basel III	(A)		**134.9**	133.0	134.7	138.8	144.7
Total risk-weighted assets (RWAs) anticipated under Basel III (4)	(B)	$	**1,184.4**	1,213.1	1,262.8	1,245.8	1,246.2
Common Equity Tier 1 to total RWAs anticipated under Basel III (4)	(A)/(B)		**11.4 %**	11.0	10.7	11.1	11.6

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.

(2) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3) In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at September 30, 2020, was an increase in capital of $1.9 billion, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $11.5 billion increase in our ACL under CECL from January 1, 2020, through September 30, 2020.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Based on preliminary estimates, our CET1 ratio as of September 30, 2020, was lower under the Basel III Standardized Approach RWAs. Our CET1 ratio for June 30 and March 31, 2020, and December 31 and September 30, 2019, was lower under the Basel III Standardized Approach RWAs.

Wells Fargo 3Q20 Supplement

29

Common Equity Tier 1 (Advanced Approach)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III - ADVANCED APPROACH (1)

(in billions, except ratio)			Estimated Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total equity		$	**182.0**	180.1	183.3	188.0	194.4
Adjustments:							
Preferred stock			**(21.1)**	(21.1)	(21.3)	(21.5)	(21.5)
Additional paid-in capital on preferred stock			**0.1**	0.1	0.1	(0.1)	(0.1)
Unearned ESOP shares			**0.9**	0.9	1.1	1.1	1.1
Noncontrolling interests			**(0.9)**	(0.7)	(0.6)	(0.8)	(1.1)
Total common stockholders' equity			**161.0**	159.3	162.6	166.7	172.8
Adjustments:							
Goodwill			**(26.4)**	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			**(0.4)**	(0.4)	(0.4)	(0.4)	(0.5)
Goodwill and other intangibles on nonmarketable equity securities (included in other assets)			**(2.0)**	(2.1)	(1.9)	(2.1)	(2.3)
Applicable deferred taxes related to goodwill and other intangible assets (2)			**0.8**	0.8	0.8	0.8	0.8
CECL transition provision (3)			**1.9**	1.9	—	—	—
Other			**—**	(0.1)	—	0.2	0.3
Common Equity Tier 1 under Basel III	(A)		**134.9**	133.0	134.7	138.8	144.7
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	**1,171.8**	1,195.4	1,181.3	1,165.1	1,167.4
Common Equity Tier 1 to total RWAs anticipated under Basel III (4)(5)	(A)/(B)		**11.5 %**	11.1	11.4	11.9	12.4

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. The Basel III capital requirements for calculating CET1 and tier 1 capital, along with RWAs, are fully phased-in.

(2) Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(3) In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of the current expected credit loss (CECL) accounting standard on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out of the benefits. The impact of the CECL transition provision on our regulatory capital at September 30, 2020, was an increase in capital of $1.9 billion, reflecting a $991 million (post-tax) increase in capital recognized upon our initial adoption of CECL, offset by 25% of the $11.5 billion increase in our ACL under CECL from January 1, 2020, through September 30, 2020.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach and the Advanced Approach applicable to certain institutions. Accordingly, in the assessment of our capital adequacy, we must report the lower of our CET1, tier 1 and total capital ratios calculated under the Standardized Approach and under the Advanced Approach. Based on preliminary estimates, our CET1 ratio as of September 30, 2020, was lower under the Basel III Standardized Approach RWAs. Our CET1 ratio for June 30 and March 31, 2020, and December 31 and September 30, 2019, was lower under the Basel III Standardized Approach RWAs.

(5) Amounts for December 31, 2019, and September 30, 2019, have been revised as a result of a decrease in RWAs under the Advanced Approach due to the correction of duplicated operational loss amounts.

Wells Fargo 3Q20 Supplement 30

Forward-looking statements This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward- looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the performance of our mortgage business and any related exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our third quarter 2020 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Wells Fargo 3Q20 Supplement 31